UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2006

Dinewise, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-100110	01-0741042

(Commission File Number)	(IRS Employer Identification No.)

500 Bi-Country Boulevard, Suite 400
Farmingdale, NY	11735

(Address of Principal Executive Offices)	(Zip Code)

(631) 694-1111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On November 13, 2006, the Board of Directors of Dinewise, Inc., a Nevada corporation (the “Company”), approved the Company’s 2006 Stock Option Plan (the “Plan”). The Plan permits the grant of nonqualified stock options (the “Awards”) to employees, non-employees directors and consultants of the Company. The Plan is administered by the Company’s Board of Directors (the “Administrator”). The Administrator will determine the terms and conditions upon which the Awards may be made and exercised. The maximum number of shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”) that may be issued pursuant to Awards made under the Plan is 7,500,000. The maximum number of shares of Common Stock that may be granted under any Award to any one Employee in a calendar year is 2,500,000.

        On November 13, 2006, the Company granted to each of Mr. Thomas McNeill, the Company’s Chief Financial Officer and a director, and Mr. Richard Gray, the Company’s Chief Marketing Officer and a director, under the Plan, a nonqualified stock option (an “Option”) to purchase up to 1,950,000 and 500,000 shares of Common Stock, respectively, at an exercise price of $0.495 per share, with each Option vesting in two (2) equal consecutive annual installments with 50% vesting on November 12, 2007 and November 12, 2008, respectively.

        The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1.	The Dinewise, Inc. 2006 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2006	Dinewise, Inc.

By: /s/ Thomas McNeill

Name: Thomas McNeill
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1.	The Dinewise, Inc. 2006 Stock Option Plan